                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 33-91744


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 18, 1999)

                CORPORATE ASSET BACKED CORPORATION, THE DEPOSITOR

                          1,800,000 TRUST CERTIFICATES

                  (PRINCIPAL AMOUNT $25 PER TRUST CERTIFICATE)

                                    ISSUED BY

                 CABCO TRUST FOR BELLSOUTH DEBENTURES, THE TRUST

                                   RELATING TO

          BELLSOUTH TELECOMMUNICATIONS, INC. 6 3/4% DEBENTURES DUE 2033


              -----------------------------------------------------



                             THE TRUST WILL ISSUE--


                                             THE TRUST WILL ISSUE--

YOU SHOULD FULLY CONSIDER                    -        A single class of trust certificates, which will represent
THE RISK FACTORS ON PAGE S-8                 interests in the trust and will be paid only from the trust assets.
IN THIS PROSPECTUS
SUPPLEMENT PRIOR TO                          THE TRUST WILL OWN--
INVESTING IN THE TRUST
CERTIFICATES.                                -        $45,000,000 6 3/4% Debentures due 2033 issued by BellSouth
                                             Telecommunications, Inc. and all future payments of interest and a
No governmental agency or                    single payment of principal due on the debentures, as described in this
instrumentality has insured or               Prospectus Supplement.
guaranteed the Trust
Certificates or the underlying               THE TRUST CERTIFICATES WILL EVIDENCE--
debentures.
                                             -        the right to receive semi-annual interest payments on the
The Trust Certificates will                  principal amount of your Trust Certificates at an interest rate of 6
represent interests in the                   3/4% per annum; and
Trust only and will not
represent an interest in or                  -        the right to receive your pro rata amount of a single payment
obligations of any other                     of principal of $45,000,000 due on October 15, 2033 or on such earlier
party.                                       date (and together with any applicable redemption premium) as described in this Prospectus Supplement.

The Trust Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Trust Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting."

              -----------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                          Per Trust
                                                                         Certificate                             Total
                                                                         -----------                             -----
Public offering price (1)..................................                  $25                            $45,000,000
Underwriting discount......................................                $.7875                           $1,417,500
Proceeds to Trust (before expenses)                                       $24.2125                          $43,582,500

(1) Plus accrued interest, if any, from May 12, 1999, if settlement occurs after that date.

The underwriters expect to deliver your Trust Certificates in book-entry form only through The Depository Trust Company on or about May 12, 1999.

PAINEWEBBER INCORPORATED                                  SALOMON SMITH BARNEY

             The date of this Prospectus Supplement is May 5, 1999.

                                TABLE OF CONTENTS

                                               PROSPECTUS SUPPLEMENT                                           PAGE

Information about Trust Certificates............................................................................S-2
Summary.........................................................................................................S-4
Risk Factors....................................................................................................S-8
The Trust Certificates..........................................................................................S-8
         General................................................................................................S-8
         Redemption of Trust Certificates.......................................................................S-9
         Default on Bonds......................................................................................S-11
         DTC Book Entry Only System............................................................................S-11
The Trustee and the Trust Agreement............................................................................S-12
Underwriting...................................................................................................S-14
Legal Matters..................................................................................................S-16
Ratings........................................................................................................S-16
Certain Federal Income Tax Considerations......................................................................S-16
Certain ERISA Considerations...................................................................................S-17
         General...............................................................................................S-17
         Availability of Publicly-Offered
         Security Exception....................................................................................S-17
         Ineligible Purchasers.................................................................................S-18
         Review by Plan Fiduciaries............................................................................S-19
Index of Terms.................................................................................................S-20
Appendix A -- Description of Bonds..............................................................................A-1

                                               PROSPECTUS                                                      PAGE

Prospectus........................................................................................................1
Available Information.............................................................................................3
Incorporation of Certain Documents by Reference...................................................................3
Reports to Certificateholders.....................................................................................3
Prospectus Summary................................................................................................6
The Trusts.......................................................................................................10
The Bonds........................................................................................................11
Available Information Regarding
     the Corporate Obligors......................................................................................11
Use of Proceeds..................................................................................................12
The Depositor....................................................................................................12
The Certificates.................................................................................................12
Certain Information Regarding the Certificates...................................................................13
Certain Federal Income Tax Considerations........................................................................18
Certain ERISA Considerations.....................................................................................24
Plan of Distribution.............................................................................................29
Legal Opinions...................................................................................................29

                      INFORMATION ABOUT TRUST CERTIFICATES

         We provide information to you about the Trust Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Trust Certificates; and (b) this Prospectus Supplement, which describes the specific terms of your series of Trust Certificates.

         You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Trust Certificates. If the descriptions of the Trust Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement.

         We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms" beginning on page S-19 in this document and beginning on page 30 in the accompanying Prospectus.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Trust Certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330), and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the Commission's Internet Web Site (http://www.sec.gov).

         You should rely only on the information contained in this Prospectus Supplement or the Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the Prospectus is accurate as of the date on their respective front covers only.

                                     SUMMARY

         This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Trust Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

ESTABLISHMENT OF THE TRUST ........................  Corporate Asset Backed Corporation (the
                                                     "Depositor") is establishing a trust, to be designated
                                                     as CABCO Trust for BellSouth Debentures (the
                                                     "Trust"). The assets of the Trust will consist of
                                                     $45,000,000 6 3/4% Debentures due 2033 (the
                                                     "Bonds") issued by BellSouth Telecommunications,
                                                     Inc. (the "Underlying Issuer") and payments of
                                                     principal and interest made by the Underlying Issuer
                                                     on the Bonds as discussed in more detail under "The
                                                     Trust Certificates--General" herein.

OFFERED SECURITIES.................................  The Trust will issue the Trust Certificates (the
                                                     "Trust Certificates") in a single class.

                                                     As holder of Trust Certificates, you will have the
                                                     right to receive from the Trust:

                                                     - periodic payments of interest on the principal
                                                       amount of your Trust Certificates accruing from May
                                                       12, 1999 at a rate of 6 3/4% per annum on each
                                                       October 15 and April 15, commencing on October 15,
                                                       1999, until the principal amount of your Trust
                                                       Certificates is paid in full as described below; and

                                                     - the pro rata share for your Trust Certificates of a
                                                       single payment of principal of $45,000,000. You will
                                                       be expected to receive your pro rata share of the
                                                       principal payment on October 15, 2033 (the "Stated
                                                       Maturity Date"), or on such earlier date on which
                                                       the Trust redeems your Trust Certificates as
                                                       described under "Redemption of the Trust
                                                       Certificates" below.

REDEMPTION OF THE
     TRUST CERTIFICATES............................  The Underlying Issuer has the right, at its option, to redeem the Bonds on or after October 15, 2003, in
                                                     whole or in part from time to time at the percentage
                                                     redemption prices stated on page A-2 of Appendix
                                                     A. The proceeds of such redemption will be
                                                     allocated pro rata among the Certificateholders. The
                                                     redemption prices per Trust Certificate are set forth
                                                     under "The Trust Certificates--Redemption of Trust
                                                     Certificates" herein.

                                                     The amount, if any, by which the redemption price paid
                                                     on the Bonds exceeds their principal amount is called
                                                     "Redemption Premium." If the Underlying Issuer pays a
                                                     Redemption Premium on the Bonds, you will receive the
                                                     pro rata amount of such Redemption Premium
                                                     corresponding to the principal amount of your Trust
                                                     Certificates. See "The Trust Certificates--Redemption
                                                     of Trust Certificates" herein.

                                                     The Underlying Issuer, however, is not required to
                                                     redeem the Bonds. Therefore, there can be no assurance
                                                     that the Trust will repurchase your Trust Certificates
                                                     prior to the Stated Maturity Date. Should the Trust
                                                     redeem your Trust Certificates prior to the Stated
                                                     Maturity Date, the Trustee will notify you by mail at
                                                     least 15 days before such redemption date.

BONDS..............................................  BellSouth Telecommunications, Inc. 6 3/4%
                                                     Debentures due 2033.

TRUSTEE AND TRUST AGREEMENT........................  United States Trust Company of New York (the
                                                     "Trustee") will act as trustee pursuant to a series
                                                     trust deposit agreement (the "Trust Agreement"). You
                                                     may inspect the Trust Agreement at the office of the
                                                     Trustee at 114 West 47th Street, New York, NY
                                                     10036-1532.

DENOMINATIONS......................................  Each Trust Certificate will have a principal amount of $25.

REGISTRATION, CLEARANCE AND
     SETTLEMENT....................................  Your Trust Certificates will be registered in the name of Cede & Co., as the nominee of The
                                                     Depository Trust Company ("DTC"). You will not
                                                     receive a definitive certificate representing your
                                                     interest, except in limited circumstances described in
                                                     the accompanying Prospectus when Trust
                                                     Certificates in fully registered, certificated form are
                                                     issued. See "Certain Information Regarding the
                                                     Certificates--Definitive Certificates" in the
                                                     accompanying Prospectus.

TAX CONSIDERATIONS.................................  Sidley & Austin, counsel to the Depositor, is of the opinion that under existing law (1) the Trust will be
                                                     a grantor trust and not a partnership or an
                                                     association taxable as a corporation; and (2) your
                                                     Trust Certificates will represent beneficial interests
                                                     in the Bonds. See "Certain Federal Income Tax
                                                     Considerations" herein and in the accompanying
                                                     Prospectus for additional information concerning the
                                                     application of federal income tax laws.

ERISA CONSIDERATIONS...............................  An "employee benefit plan" subject to the Employee
                                                     Retirement Income Security Act of 1974, as
                                                     amended ("ERISA"), or a "plan" subject to Section
                                                     4975 of the Internal Revenue Code of 1986
                                                     ("Code"), contemplating the purchase of Trust
                                                     Certificates should consult with its counsel before
                                                     making such a purchase.  The fiduciary of such an
                                                     employee benefit plan or plan and such legal
                                                     advisors should consider whether the Trust
                                                     Certificates will satisfy all of the requirements of the
                                                     "Publicly-Offered Securities Exception" described
                                                     herein and the possible application of other
                                                     "prohibited transaction exemptions" described
                                                     herein.  See "Certain ERISA Considerations" herein
                                                     and in the accompanying Prospectus.

LISTING............................................  The Trust Certificates have been approved for listing, subject to official notice of issuance, on the
                                                     New York Stock Exchange. Trading of the Trust
                                                     Certificates on the New York Stock Exchange is
                                                     expected to commence within a 30-day period after
                                                     the initial delivery thereof. See "Underwriting."

RATINGS............................................  It is a condition to issuance that the Trust
                                                     Certificates have ratings assigned by Moody's
                                                     Investors Service, Inc. ("Moody's") and Standard &
                                                     Poor's Ratings Group ("S&P") equivalent to the
                                                     ratings of the Bonds. As of the date of this
                                                     Prospectus Supplement, the Bonds were rated
                                                     "Aaa" by Moody's and "AAA" by S&P.

                                  RISK FACTORS


         You should consider the following factors in deciding whether to purchase the Trust Certificates:


                  1. NO DETAILED INFORMATION ABOUT BONDS OR UNDERLYING ISSUER. This Prospectus Supplement does not provide you with detailed information with respect to the Bonds or the Underlying Issuer, any risk factors relating thereto, or any legal, financial or other rights or obligations arising under or related to the Bonds. See "Available Information Regarding The Corporate Obligors" in the accompanying Prospectus and "Appendix A--Description of Bonds--Available Information" herein.

                  2. UNDERLYING ISSUER IS THE ONLY PAYMENT SOURCE. The payments made by the Underlying Issuer on the Bonds are the only source of payment on your Trust Certificates. The Underlying Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions; should the Underlying Issuer experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Trust Certificates. See "The Trust Certificates--Default on Bonds" herein.



                             THE TRUST CERTIFICATES


GENERAL


         The Trust Certificates (the "Trust Certificates") relate to $45,000,000 aggregate principal amount (of $400,000,000 aggregate principal amount issued in October 1993) of 6 3/4% Debentures due 2033 (the "Bonds") of BellSouth Telecommunications, Inc. (the "Underlying Issuer"). The Bonds provide for semiannual interest payments ("Interest Payments") due on October 15 and April 15 of each year (each, an "Interest Payment Date") and for a single payment of principal of $45,000,000 (the "Principal Payment") payable on October 15, 2033 (the "Stated Maturity Date") or upon earlier redemption.

         The Trust Certificates are issued in a single class with a principal amount of $45,000,000. Each Trust Certificate evidences the right to receive periodic interest payments on its principal amount accruing from May 12, 1999, at a rate of 6 3/4% per annum on each October 15 and April 15, commencing October 15, 1999, until the principal amount of such Trust Certificate is paid on the Stated Maturity Date, or upon the earlier redemption of such Trust Certificate. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Trust Certificates evidence ownership in the aggregate of all of the Interest Payments, and of the Principal Payment, due on the Bonds. In addition, the Trust Certificates are entitled to the Redemption Premium, if any, payable by the Underlying Issuer upon a redemption of the Bonds by the Underlying Issuer. See "--Redemption of Trust Certificates" herein.

         The Bonds were transferred to the Trust exclusive of the right to receive interest on the Bonds accrued from April 15, 1999 until, but excluding, May 12, 1999 (the "Retained Amount"). Therefore, the interest payment that purchasers of Trust Certificates (each, a "Certificateholder") are scheduled to receive on the interest payment date on October 15, 1999 will not include the Retained Amount and the Retained Amount will be distributed to the Depositor or its designee.

         The scheduled interest and principal payments on the Trust Certificates are payable solely from payments of principal and interest on the Bonds made by the Underlying Issuer. If payments are not made on the Bonds, the Certificateholders will not be paid and will suffer losses. You should avail yourself of the same information concerning the Underlying Issuer as you would if you were purchasing the Bonds. See "Available Information Regarding The Corporate Obligors" in the Prospectus and "Appendix A--Description of Bonds--Available Information" herein. Information with respect to the Underlying Issuer is also available at the Underlying Issuer's corporate website (http://www.bellsouthcorp.com ).

         Pursuant to the Trust Agreement, the Bonds underlying the Trust Certificates will be held by the Trustee for the benefit of the Certificateholders as book-entry credits to an account of the Trustee at DTC. The Underlying Issuer is not a party to the Trust Agreement. Each
Certificateholder, by its acceptance of a Trust Certificate, agrees to be bound by the terms and conditions of the Trust Agreement. Copies of the Trust Agreement are available upon written request from PaineWebber at 1285 Avenue of the Americas, New York, New York 10019.

         The Trust Certificates will be delivered in registered form. Each Trust Certificate will have a principal amount of $25. The Trust Certificates are being offered initially in book entry form only through DTC, and purchasers will not receive physical certificates representing their ownership of Trust Certificates.

         The Trust Certificates offered hereby are different from, and not exchangeable for, any other series of Trust Certificates or any other receipt or certificate evidencing ownership of future interest or principal payments due on Underlying Issuer obligations, and are subject to the terms and conditions of the Trust Agreement.

         Neither the Trustee nor the Depositor will be responsible for the payments due on the Trust Certificates, except that the Trustee will be required to apply all payments received in respect of the Bonds, exclusive of the Retained Amount, to the Trust Certificates to which they relate without making any deduction, other than any applicable tax or other governmental charge.


REDEMPTION OF TRUST CERTIFICATES

         The Bonds as originally issued are redeemable at any time on or after October 15, 2003, in whole or in part from time to time, on not less than 30 nor more than 90 days' notice, at the option of the Underlying Issuer at redemption prices (expressed in percentages of the principal amount) stated on page A-2 of Appendix A.

         The proceeds of such redemption will be distributed to the Certificateholders pro rata. The redemption prices per Trust Certificate (expressed in U.S. dollars) during the 12-month period beginning October 15 of each year are as follows:

Year                                        Price ($)
----                                        ---------
2003                                        25.8750
2004                                        25.8325
2005                                        25.7875
2006                                        25.7450
2007                                        25.7000
2008                                        25.6575
2009                                        25.6125
2010                                        25.5700
2011                                        25.5250
2012                                        25.4825
2013                                        25.4375
2014                                        25.3950
2015                                        25.3500
2016                                        25.3075
2017                                        25.2625
2018                                        25.2200
2019                                        25.1750
2020                                        25.1325
2021                                        25.0875
2022                                        25.0450

and $25 on or after October 15, 2023, together, in each case, with accrued interest to the redemption date.

         The amount, if any, by which the redemption price per Trust Certificate exceeds $25 is referred to herein as "Redemption Premium."

         The holder of a Trust Certificate which is redeemed will receive a payment equal to its pro rata share of (i) the par value of the Bonds to be redeemed, plus (ii) the Redemption Premium, if any.

         On or after the redemption date, interest will cease to accrue on the Trust Certificates or on any portion thereof called for redemption.

         Subject to receipt by the Trustee of actual notice of such redemption from the Underlying Issuer, the principal amount of Trust Certificates corresponding to the principal amount of Bonds to be redeemed will be called for redemption. Notice of such call shall be given by the Trustee to the registered Certificateholders not less than 15 days prior to the redemption date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

DEFAULT ON BONDS

         If the Underlying Issuer defaults on the payment of interest or principal of any Bond, the Trustee shall promptly give notice to DTC or, for any Trust Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof. Such notice shall set forth (a) the identity of the issue of Bonds, (b) the date and nature of such default, (c) the principal amount of the interest or principal in default, (d) the Trust Certificates affected by the default, and (e) any other information which the Trustee may deem appropriate.

         In the event of a payment default on the Bonds the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Bonds or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of Trust Certificates representing a majority of the voting rights on the Trust Certificates will be entitled to direct the Trustee in any such proceeding, subject to the Trustee's receipt of satisfactory indemnity.

         In the event that the Trustee receives money or other property in respect of the Bonds (other than a scheduled Interest Payment on or with respect to an Interest Payment Date) as a result of a payment default on the Bonds, or actual notice that such moneys or other property will be received, the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Trust Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Trust Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Trust Certificates then outstanding and unpaid, pro rata by principal amount. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. Any such amounts received by the Trustee in excess of principal and accrued unpaid interest on the Trust Certificates will be distributed to the Depositor. In-kind distribution of Bonds to Certificateholders will be deemed to reduce the principal amount of Trust Certificates on a dollar for dollar basis. No amounts will be distributed to the Depositor in respect of the Bonds unless and until principal and accrued interest on the Trust Certificates has been paid (or reduced by distributions in kind) in full.

         Interest and principal payments on the Bonds are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Trust Certificates relating to a Bond.

DTC BOOK ENTRY ONLY SYSTEM

         The Depositor will deliver Trust Certificates to investors in book-entry form only through the facilities of DTC (the "DTC Book Entry Only System"), against payment in same day funds. Delivery will be made to investors at the offices of the Underwriter or to an office (specified by the investor) of an entity that is a Participant or Indirect Participant (as defined in the Prospectus).

See "Certain Information Regarding the Certificates--Book-Entry Registration" in the Prospectus.


                       THE TRUSTEE AND THE TRUST AGREEMENT

         The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and the Prospectus describes the material terms generally applicable to the Trust Certificates, but does not purport to be complete and is expressly made subject to the actual provisions of the documents. For details of all terms and conditions, reference is made to the Trust Agreement, a copy of which is available for inspection at the offices of the Trustee or, during the offering period, at the offices of the Depositor.

         Pursuant to the Trust Agreement, the Bonds underlying the Trust Certificates will be held for the Certificateholders by United States Trust Company of New York (the "Trustee") initially as book-entry credits to an account of the Trustee at DTC. The Trustee will establish a separate trust account for the Bonds relating to Trust Certificates offered hereby. It is the intent of the Depositor that all of the Bonds will be held by the Trustee by book-entry credit to its account at DTC. If, for any reason, the Bonds may no longer be held by book-entry credit at DTC, the Bonds will thereafter be held by the Trustee in a separate trust account.

         Prior to a payment default by the Underlying Issuer, the only responsibility of the Trustee with respect to payments on Trust Certificates will be to apply all payments received in respect of the Bonds to the registered Certificateholders without making any deductions other than for any taxes and governmental charges. After a payment default by the Underlying Issuer, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Bonds or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee. See "The Trust Certificates--Default on Bonds" herein.

         Trust accounts established for Trust Certificates will be accounts identified and held separate and apart from the general assets of the Trustee and will not contain any property of the Trustee in its individual capacity. Pursuant to the Trust Agreement, the Trustee has agreed that it does not have the authority to assign, transfer, encumber, pledge, sell, set-off or otherwise dispose of any of the Bonds or any interests therein except as provided thereunder or as required by law.

         The Trust Agreement provides that the Trustee shall keep at its designated office in New York, New York a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of, and for the registration of transfers or exchanges of, Trust Certificates. Notwithstanding the foregoing, under the DTC Book Entry Only System, transfers and exchange of Trust Certificates will be accomplished as described under "Certain Information Regarding the Certificates" in the Prospectus. Under the DTC Book Entry Only System, DTC will be the sole registered holder of the Trust Certificates.

         The voting rights on the Trust Certificates will be apportioned among the Certificateholders pro rata by principal amount. The Trust Agreement provides that, in the event of any action requiring a vote of the registered holders of any Bonds, the Trustee (as the owner of record of the Bonds), upon receipt of the Bond proxy, will notify DTC (in its capacity as the owner of record of the Trust Certificates) of such action. Pursuant to currently existing procedures, it is expected that DTC, in turn, will notify its Participants (including the Depositor) who, in turn, will notify the Certificateholders of such event. The Certificateholders will give their proxies to their Participants. The Participants will give such proxies to DTC, and DTC will give such proxies to the Trustee. Thereafter, the Trustee will vote solely in accordance with such proxies and will apportion its voting power on the basis of the votes cast by the Certificateholders. In the event that the Trust Certificates have been removed from the DTC Book Entry Only System and are held as physical certificates, the Trustee, upon receipt of the Bond proxy, will notify the registered Certificateholders directly of such action and shall vote in the same manner as noted above. In casting any votes on the Bonds in connection with the foregoing, the Trustee will be required to cast its vote on the Bonds in proportion to the voting rights on the Trust Certificates held by Certificateholders so directing it, notwithstanding that such Certificateholders may give contrary instructions. In no event shall the Depositor be allowed or entitled (other than in its capacity as a safekeeper for a Certificateholder) to vote, directly or indirectly through the Trustee, any Trust Certificates or the Bonds.

         The Trustee shall at no time vote for or consent to any action (i) to the extent that such vote or consent could reasonably be expected to alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) prior to the filing of a bankruptcy petition by or against the Underlying Issuer, or the commencement of any other similar proceeding, if such action would alter the timing or amount of any payment on the Bonds or (iii) prior to the filing of a bankruptcy petition by or against the Underlying Issuer, or the commencement of any other similar proceeding, if such action would result in the exchange or substitution of any of the outstanding Bonds pursuant to a plan for the refunding or refinancing of such Bonds.

         The Trustee will maintain a fidelity bond in reasonable form and amount to protect against loss resulting from the dishonest or fraudulent action by its employees in connection with the Trustee's obligations under the Trust Agreement.

         The Trust Agreement provides that neither the Trustee nor the Depositor shall be subject to any liabilities to Certificateholders other than by reason of willful misconduct, bad faith or negligence in the performance of duties set forth in the Trust Agreement and that neither of them shall be liable to such Certificateholders if any law, government regulation or other circumstance prevents or delays the performance of duties set forth in the Trust Agreement.

         DTC will not be deemed an agent of the Trustee. The Trustee may own and deal in bonds of the same issue and maturity as the Bonds and in Trust Certificates.

         The Trustee and the Depositor may amend the Trust Agreement, provided that no amendment may be made which defers or alters the maturity of a Trust Certificate or which in any manner adversely affects the rights of a Certificateholder to the payment of interest, principal or premium, if any, evidenced thereby or otherwise materially prejudices any substantial existing right of such a Certificateholder.

         The Trustee may at any time resign as Trustee by written notice to the Depositor, such resignation to take effect upon the appointment of a successor Trustee, subject to the terms and conditions of the Trust Agreement.

         The Depositor may at any time remove the Trustee as Trustee under the Trust Agreement by written notice of its election to do so, delivered to the Trustee, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment, subject to the terms and conditions of the Trust Agreement.

         In the event that the Trustee becomes incapable of acting, is adjudged to be bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed by court action instituted by any Certificateholder who has been a Certificateholder for six months or by Certificateholders of 10% of the principal amount of Trust Certificates outstanding at such time.


                                  UNDERWRITING


         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Underwriters named below (the "Underwriters") and the Trust, the Trust will sell the Trust Certificates to the Underwriters, and each of the Underwriters has agreed to purchase from the Trust the respective number of Trust Certificates set forth opposite its name. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Trust Certificates if any Trust Certificates are purchased.

                                                                                                        NUMBER OF
                                                                                                          TRUST
UNDERWRITERS                                                                                          CERTIFICATES
------------                                                                                          ------------
PaineWebber Incorporated.................................................................                  900,000
Salomon Smith Barney Inc.................................................................                  900,000
                                                                                                         ---------
     Total...............................................................................                1,800,000
                                                                                                         =========

         The Trust has been advised by the Underwriters that they propose initially to offer the Trust Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $.50 per Trust Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $.45. After the initial public offering, the public offering price and the concessions may be changed.

         The Trust Certificates are a new issue of securities with no established trading market. The Trust Certificates have been approved for listing, subject to official notice of issuance, on the

New York Stock Exchange. Trading of the Trust Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. In order to meet one of the requirements for listing the Trust Certificates on the New York Stock Exchange, the Underwriters have undertaken to sell the Trust Certificates to a minimum of 400 beneficial owners. The Underwriters have told the Depositor that they presently intend to make a market in the Trust Certificates prior to commencement of trading on the New York Stock Exchange, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Trust Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Trust Certificates will develop or as to the liquidity of any trading market.

         The Trust Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Trust Certificates will be reflected in the trading price and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Trust Certificates not included in the trading price.

         Until the distribution of the Trust Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Trust Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Trust Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Trust Certificates.

         If the Underwriters create a short position in the Trust Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Trust Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Trust Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Trust Certificates in the open market to reduce its short position or to stabilize the price of the Trust Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Trust Certificates as part of the offering.

         In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Trust Certificate to the extent that it were to discourage resales of the Trust Certificates.

         Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Trust Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments that the Underwriters may be required to make in respect thereof.

         The entire net proceeds received by the Trust from the sale of the Trust Certificates will be used to acquire the Bonds from the Depositor, which will use such proceeds to acquire the Bonds from PaineWebber Incorporated ("PaineWebber"). Thus, neither the Trust nor the Depositor is expected to receive any net cash proceeds from the sale of the Trust Certificates.


                                  LEGAL MATTERS

         Certain legal matters relating to the offering and sale of the Trust Certificates and certain federal income tax aspects thereof will be passed upon by Sidley & Austin, New York, New York.


                                     RATINGS

         It is a condition to issuance that the Trust Certificates have ratings assigned by Moody's and S&P equivalent to the ratings of the Bonds. As of the date of this Prospectus Supplement, the Bonds were rated "Aaa" by Moody's and "AAA" by S&P. The ratings given to the Trust Certificates will be based primarily upon the credit rating of the related Bonds and the legal structure of the transaction, including the limitation that payments in respect of the Trust Certificates are subject to receipt by the Trustee of payments on the Bonds.

         There is no assurance that any rating will remain in effect for any given period of time or that it will not be revised downward or withdrawn entirely by the rating agency, if in the judgment of the rating agency, circumstances so warrant. Securities ratings address the likelihood that the purchasers of Trust Certificates will receive all payments required under the Trust Agreement.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. The Depositor has not requested a rating of the Trust Certificates from any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or if one does, what rating would be assigned by such rating agency.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Sidley & Austin, for federal income tax purposes, (1) the Trust will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation, and (2) the Trust Certificates will represent undivided beneficial ownership interests in the interest and principal payments on the Bonds. The Bonds will likely be treated as "stripped bonds." To the extent that the allocable purchase price paid by a Certificateholder for its interest in the Bonds exceeds the Certificateholder's interest in the Bonds' principal balance, the Bonds will be acquired with amortizable bond premium. A Certificateholder may elect to amortize such premium as an offset to interest income. See "Certain Federal Income Tax Considerations--Taxation of Certificateholders--Stripped Certificates" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         As more fully described in the accompanying Prospectus, Section 406 of ERISA and Section 4975 of the Code prohibit certain "employee benefit plans," as defined in and subject to ERISA, and "plans," as defined in and subject to
Section 4975 of the Code (such employee benefit plans and plans referred to herein as "Plans"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were applicable, if one of the Underwriters were a party in interest or disqualified person with respect to a Plan that acquired Trust Certificates from such Underwriter. Accordingly, Trust Certificates may not be purchased from an Underwriter with plan assets of a Plan if such Underwriter is a party in interest or a disqualified person with respect to such Plan, unless one of the prohibited transaction class exemptions described below (or another exemption) is available.

         Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute plan assets of any Plan that owned Trust Certificates. The Department of Labor ("DOL") has issued a final regulation (the "DOL Regulation") concerning the definition of what constitutes the "plan assets" of a Plan. Under the DOL Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed to be plan assets of each Plan unless one of the exceptions under the DOL Regulation is applicable to the Trust.


AVAILABILITY OF PUBLICLY-OFFERED SECURITY EXCEPTION

         The DOL Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides generally that if a Plan acquires an equity interest in another entity and that equity interest constitutes a "publicly-offered security," then the assets of the entity are not deemed to be plan assets of such Plan as a result of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (B) sold to the Plans as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         It is anticipated that the Trust Certificates will meet the criteria of the Publicly-Offered Securities Exception. First, the Trust Certificates are being sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and will be timely registered under the Exchange Act. Second, it appears that the Trust Certificates are freely transferable because the minimum investment is not more than $25, and the Trust Certificates generally may be transferred or exchanged upon payment of a service charge of the Trustee and a sum sufficient for reimbursement of certain tax or governmental charges and the making of certain representations and warranties. As described in the accompanying Prospectus, the DOL Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, then a requirement that reasonable transfer or administrative fees be paid, or that advance written notice (including representations as to compliance with the requirements of the DOL Regulation or the entity's governing instruments) be provided to the entity that issued the security, will not prevent a finding that the security is freely transferable. Third, the Underwriters expect (although no assurance can be given) that at the conclusion of the offering, the Trust Certificates will be owned by at least 100 investors who are independent of the Trust and each other. Therefore, it is anticipated that the underlying assets of the Trust should not be deemed to constitute plan assets of any Plan which purchases Trust Certificates.

         If the Trust Certificates fail to meet the criteria of the Publicly-Offered Securities Exception so that the Trust's assets are deemed to be plan assets of Plans that are owners of Trust Certificates, transactions involving the Trust and parties in interest or disqualified persons with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless a prohibited transaction exemption is applicable. There are five class exemptions issued by the DOL that may apply in such event: DOL Prohibited Transaction Class Exemption 84-14 (Class Exemption for Certain Transactions Determined by a Qualified Professional Asset Manager), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Certain Transactions Determined by an In- house Asset Manager). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.


INELIGIBLE PURCHASERS

         Regardless of whether the Publicly-Offered Security Exception or the class exemptions described above apply, Trust Certificates generally may not be purchased with plan assets of a Plan if either of the Underwriters, the Depositor, the Underlying Issuer, the Trustee or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such Plan's assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular need of the Plan; or (c) is an employer maintaining or contributing to such Plan.

REVIEW BY PLAN FIDUCIARIES

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Trust Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Trust Certificates. Assets of a Plan should not be invested in the Trust Certificates unless it is clear that the assets of the Trust will not be plan assets of such Plan or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                                 INDEX OF TERMS

Bonds......................................................................................................S-5, S-8
Certificate Register...........................................................................................S-12
Certificateholder...............................................................................................S-9
Code............................................................................................................S-6
Commission......................................................................................................S-3
Depositor.......................................................................................................S-4
DOL............................................................................................................S-17
DOL Regulation.................................................................................................S-17
DTC.............................................................................................................S-6
DTC Book Entry Only System.....................................................................................S-11
ERISA...........................................................................................................S-6
Exchange Act...................................................................................................S-17
Index of Terms..................................................................................................S-2
Interest Payment Date...........................................................................................S-8
Interest Payments...............................................................................................S-8
Moody's.........................................................................................................S-7
PaineWebber....................................................................................................S-16
Plans..........................................................................................................S-17
Principal Payment...............................................................................................S-8
Publicly-Offered Securities Exception.....................................................................S-6, S-17
Redemption Premium..............................................................................................S-5
Retained Amount.................................................................................................S-9
S&P.............................................................................................................S-7
Securities Act.................................................................................................S-15
Stated Maturity Date.......................................................................................S-4, S-8
Trust...........................................................................................................S-4
Trust Agreement.................................................................................................S-5
Trust Certificates.........................................................................................S-4, S-8
Trustee...................................................................................................S-5, S-11
Underlying Issuer..........................................................................................S-4, S-8
Underwriters...................................................................................................S-14
Underwriting Agreement.........................................................................................S-14

                                                                      APPENDIX A

                              DESCRIPTION OF BONDS




AVAILABLE INFORMATION

         The Underlying Issuer is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Underlying Issuer with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the Commission's Internet Web Site (http://www.sec.gov). Information about the Underlying Issuer is also available at the Underlying Issuer's website (http://www.bellsouthcorp.com).

TERMS OF BONDS

Underlying Issuer:                                   BellSouth Telecommunications, Inc.

Bonds:                                               6 3/4% Debentures due October 15, 2033

Dated:                                               October 8, 1993

Stated Maturity
   Date:                                             October 15, 2033

Original Par Value
   Amount Issued:                                    $400,000,000

CUSIP Number:                                        079867 AJ 6

Stated Interest Rate:                                6 3/4%

Interest Payment Dates:                              April 15 and October 15

Redemption of Bonds:                                 The Bonds are redeemable at the option of the
                                                     Underlying Issuer at any time on or after October
                                                     15, 2003, in whole or in part from time to time on
                                                     not less than 30 nor more than 90 days' notice at the
                                                     following redemption prices (expressed in
                                                     percentages of the principal amount) during the 12-
                                                     month period beginning October 15 of each year:

                                                     YEAR                                PRICE (%)
                                                     ----                                ---------
                                                     2003                                103.50
                                                     2004                                103.33
                                                     2005                                103.15
                                                     2006                                102.98
                                                     2007                                102.80
                                                     2008                                102.63
                                                     2009                                102.45
                                                     2010                                102.28
                                                     2011                                102.10
                                                     2012                                101.93
                                                     2013                                101.75
                                                     2014                                101.58
                                                     2015                                101.40
                                                     2016                                101.23
                                                     2017                                101.05
                                                     2018                                100.88
                                                     2019                                100.70
                                                     2020                                100.53
                                                     2021                                100.35
                                                     2022                                100.18
                                                     and 100% on or after
                                                     October 15, 2023, together,
                                                     in each case, with accrued
                                                     interest to the redemption
                                                     date.

Mode of Payment
   of Bonds:                                         By credit to the account of the holder at DTC

Par Value Amount of
   Bonds Deposited Under
   Trust Agreement:                                  $45,000,000

         The Bonds will be held by the Trustee for the benefit of the Certificateholders, as book-entry credits to an account of the Trustee at DTC.

                                   PROSPECTUS

                               TRUST CERTIFICATES

                       CORPORATE ASSET BACKED CORPORATION
                                    DEPOSITOR


         The Trust Certificates (the "Certificates") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Certificates will include one or more classes of Certificates.

         The Certificates of each series will be issued by a newly formed, limited purpose trust to be formed with respect to such series (each, a "Trust").
                                                        (Continued on next page)

         PROCEEDS OF THE ASSETS OF THE TRUST FOR ANY SERIES ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES FOR SUCH SERIES. THE CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, THE DEPOSITOR OR PAINEWEBBER INCORPORATED, ANY OTHER TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES ARE DIFFERENT FORM, AND SHOULD NOT BE DEEMED TO BE A SUBSTITUTE FOR, DIRECT OWNERSHIP OF THE UNDERLYING ASSETS OF THE TRUST.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Certificates may be sold by the Depositor through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. If underwriters or agents are involved in the offering of the Certificates of any series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is March 18, 1999.

(Continued from previous page)

         The property of each Trust will include securities (the "Bonds") that will be identified in the related Prospectus Supplement and will be debt securities issued by corporations that are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports and other information with the Securities and Exchange Commission.

         Each Trust will be formed pursuant to a series trust deposit agreement (the "Trust Agreement") to be entered into between Corporate Asset Backed Corporation, as Depositor (the "Depositor"), and the Trustee specified in the related Prospectus Supplement (the "Trustee").

         The Certificates of each class of any series will represent the right to receive a specified amount or allocation of payments of principal and interest on the related Bonds in the manner described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in some or all of the interest and principal payments on the Bonds in the related Trust.

         Each series of Certificates will represent the right to receive payments or distributions in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of payment in respect of principal of Certificates of any series will depend on the timing of payments on the related Bonds.

         There will be no secondary market for the Certificates prior to the offering thereof. While PaineWebber Incorporated intends to make a secondary market in the Certificates, it is not obligated to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates may or may not be listed on a securities exchange. If the Certificates are listed on a securities exchange, the name of such exchange will be disclosed in the related Prospectus Supplement.

         Certificates will be issued in book-entry form or as Definitive Certificates. Each class of Certificates initially issued in book-entry form will be represented by a single physical certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of owners of such Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

                              AVAILABLE INFORMATION

         Corporate Asset Backed Corporation, as depositor of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330), and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the Commission's Internet Web Site (http://www.sec.gov).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by a Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to any termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded to the extent that any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement.

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued, annual unaudited reports containing information concerning the related Bonds will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Certain Information Regarding the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                TABLE OF CONTENTS


PROSPECTUS.....................................................................1

AVAILABLE INFORMATION..........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................3

REPORTS TO CERTIFICATEHOLDERS..................................................3

PROSPECTUS SUMMARY.............................................................6

THE TRUSTS....................................................................10
         General  ............................................................10
         The Trustee..........................................................10
         Office for Registration of Transfer and Exchange.....................10

THE BONDS.....................................................................11
         General  ............................................................11

AVAILABLE INFORMATION REGARDING THE CORPORATE OBLIGORS........................11
         Bondholder Communications............................................11

USE OF PROCEEDS...............................................................12

THE DEPOSITOR.................................................................12

THE CERTIFICATES..............................................................12
         General  ............................................................12
         Distributions of Interest and Principal Amount.......................13

CERTAIN INFORMATION REGARDING THE CERTIFICATES................................13
         Book-Entry Registration..............................................13
         Definitive Certificates..............................................15
         Defaults and Remedies................................................16
         Issuance and Delivery................................................17
         Termination of Trust Agreement.......................................17
         Reports to Certificateholders........................................17
         Accounts ............................................................17
         Distributions........................................................18
         Termination of Book-Entry Registration in Connection with Suspension of Exchange Act Reporting by Corporate Obligor.....................18

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................................18
         Classification of the Trust..........................................19
         Taxation of Certificateholders.......................................19
                  Trust Assets, Income and Expense............................19
                  Interest, Discount and Premium..............................19

                  Unstripped Certificates.....................................20
                  Stripped Certificates.......................................21
                  Constant Yield Election.....................................22
                  Disposition and Retirement..................................22
         Additional Tax Considerations........................................22
                  Backup Withholding..........................................22
                  Tax Information Reporting...................................23
                  Non-United States Holders...................................23
         State and Other Tax Considerations...................................24

CERTAIN ERISA CONSIDERATIONS..................................................24
         General  ............................................................24
         Exempt Plans.........................................................25
         Plan Assets..........................................................25
         Prohibited Transactions..............................................27
         Ineligible Purchasers................................................28

PLAN OF DISTRIBUTION..........................................................29

LEGAL OPINIONS................................................................29

                               PROSPECTUS SUMMARY

         This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

Issuer .................   With respect to each series of Certificates, the
                           Trust to be formed by the Depositor and the Trustee pursuant to the Trust Agreement. Each
                           Trust will be established for the primary purpose of issuing Certificates of a single series and using the net proceeds therefrom to acquire the Bonds to be described in the related Prospectus
                           Supplement for such series.

Depositor...............   Corporate Asset Backed Corporation, a
                           Delaware corporation.

Trustee.................   The Trustee specified in the related Prospectus
                           Supplement.

The Certificates........   Each series of Certificates will include one or
                           more classes of Certificates issued pursuant to a Trust Agreement between the Depositor and the Trustee.

                           The Certificates will be available for purchase in minimum denominations of $25 and integral multiples of $25 in excess thereof, and will be available in book-entry form or in the form of Definitive Certificates, as specified in the related Prospectus Supplement. Certificateholders of a series initially issued in book-entry form will be able to receive Definitive Certificates only in the limited circumstances described herein. See "Certain Information Regarding the Certificates -- Definitive Certificates."

                           Each class of Certificates will have a stated principal amount (as defined in the related Prospectus Supplement) and will accrue interest on such principal amount as set forth in the related Prospectus Supplement.

The Trust Property......   The property of each Trust will include
                           securities (the "Bonds") acquired by the

                           Depositor from PaineWebber Incorporated
                           ("PaineWebber"), an affiliate of the Depositor, which acquired the Bonds in the secondary market. The Trust, in turn, will acquire the Bonds from the Depositor. The Bonds will be identified in the related Prospectus Supplement and will be debt securities issued by a corporation eligible to offer and sell securities registered on a registration statement on Form S-3 promulgated under the Securities Act of 1933, as amended (the "Act"), which corporation will also be a reporting company under
                           Section 12 or Section 15(d) of the Securities Exchange Act of 1934 at the time the Bonds are deposited in the Trust. Each of the Bonds will have originally been issued in a transaction registered pursuant to the Act. PaineWebber will have previously purchased the Bonds in the secondary market. PaineWebber will not have purchased the Bonds from the issuer thereof or any of its affiliates, and the Bonds will not have been purchased by PaineWebber as part of the initial distribution thereof. After the date of issuance by each Trust of the related Certificates (the "Issuance Date"), such Trust will not purchase or otherwise acquire any additional securities and will not dispose of or create any lien on its assets, other than, upon termination of such Trust.

Payments ...............   Subject to timely receipt of payments on the
                           Bonds, payments in respect of the Certificates will be paid or distributed at such times and in such manner as described in the related
                           Prospectus.

Certain Federal Income
Tax Considerations......   Upon the issuance of each series of Certificates,
                           Sidley & Austin, as counsel to the Depositor, will deliver an opinion to the effect that, for federal income tax purposes: (1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; and (2) the Certificates will be interests in a grantor trust.
                           See "Certain Federal Income Tax Considerations."

ERISA Considerations....   As more fully described under "Certain ERISA
                           Considerations," a particular Certificate may or may not be eligible for purchase by an "employee benefit plan" as described in and subject to the Employee Retirement Income Security
                           Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code (the "Code") (each such employee benefit plan or plan, a "Plan"). Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of a Plan with persons who are "parties-in-interest" (within the meaning of Section 3(14) of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to such Plan. Violations of these prohibited transaction rules can result in excise taxes and other liabilities. An investment in a Certificate by or on behalf of a Plan will cause the Certificate to be treated as an asset of the Plan for purposes of Title I of ERISA and Section 4975 of the Code. Therefore, a Certificate may not be purchased by a Plan if PaineWebber, the Depositor, the Trustee, the Corporate Obligor of the related Bonds, or any of their respective affiliates is a party-in-interest or a disqualified person with respect to the Plan, unless a prohibited transaction exemption applies and the conditions thereof are satisfied. In addition, unless the Certificate is a "publicly-offered security" within the meaning of a final regulation issued by the Department of Labor (the "DOL
                           Regulation") or another exception set forth in the DOL Regulation applies to the Certificates, an investment in a Certificate by a Plan may cause the underlying assets of the Trust to which such Certificate relates (i.e., the related Bonds) to also be treated as assets of such Plan for purposes of Title I of ERISA and Section 4975 of the Code. If the underlying assets of the Trust are so treated as Plan assets, the Plan's investment in the Certificate and certain transactions relating to the underlying assets of the Trust could violate the prohibited transaction rules under ERISA and the Code. It is anticipated that certain classes of Certificates within a series of Certificates may qualify as publicly-offered securities under the DOL Regulation.
                           Whether a particular Certificate is expected to qualify as a publicly-offered security under the DOL
                           Regulation will be specified in the Prospectus
                           Supplement concerning such

                           Certificate, if applicable. If a Certificate is not a publicly-offered security and no other exception set forth in the DOL Regulation applies to the Certificate, then a Certificate may not be purchased by a Plan unless a prohibited transaction exemption applies to the purchase of the Certificate and the transactions relating to the underlying assets of the related Trust and the conditions of such exemption are satisfied. It is uncertain whether the existing prohibited transaction exemptions would apply to all transactions involving the underlying assets of the Trust. Accordingly, fiduciaries of Plans considering the purchase or holding of Certificates by or on behalf of a Plan should consult their counsel prior to making such a purchase. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

Rating of the
Certificates............   It is a condition to the issuance of each series of
                           Certificates that they be rated investment grade, that is, in one of the four highest rating categories (without taking into account any subcategories) by at least one nationally recognized statistical rating organization (the
                           "Rating Agency"). The ratings applicable to the Certificates of each series will be as set forth in the related Prospectus Supplement.

                           A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. There can be no assurance that a rating will not be lowered or withdrawn by a rating organization if circumstances so warrant.

                                   THE TRUSTS

GENERAL

         With respect to each series of Certificates, the Depositor will establish a Trust by depositing the Trust Property (as defined below) in the Trust without recourse. After the Issuance Date with respect to each Trust, such Trust will not purchase or otherwise acquire any additional securities and will not dispose of or create any lien on its assets, other than upon termination of the Trust.

         The trust property will consist of the Bonds, all monies due or received in respect thereof, certain accounts and the proceeds thereof, in each case as described in the related Prospectus Supplement (as so described, the "Trust Property"). The Certificates will evidence ownership interests in the related Trust Property.

         The location of the principal office of each Trust will be specified in the related Prospectus Supplement.

THE TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Certificates is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement. A Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Trust Agreement will provide that the Trustee must comply with
Section 310(b) of the Trust Indenture Act of 1939, as amended (the "TIA"), provided that there will be excluded from the operation of TIA Section 310(b)(1) any series trust deposit agreements under which other securities are outstanding evidencing ownership interests in bonds of the Corporate Obligor of the Bonds if the requirements for exclusion set forth in TIA Section 310(b)(1) are met.

         The Trust Agreement will provide that, except during the continuance of an event of default on the Bonds, the Trustee will perform only such duties as are specifically set forth in the Trust Agreement. During the existence of an event of default on the Bonds, the Trustee will be required to exercise the rights and powers vested in it by the Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

OFFICE FOR REGISTRATION OF TRANSFER AND EXCHANGE

         The designated office of the Trustee for the registration of transfer or exchange of Certificates is 114 West 47th Street, New York, NY 10036-1532. Notwithstanding the foregoing, under the DTC Book Entry Only System, transfers and exchange of Certificates will be accomplished as described under "The Trust Certificates--DTC Book Entry Only System" in the Prospectus Supplement.

         Any holder presenting Certificates for surrender or registration of transfer or exchange may be required to pay any applicable service charge of the Trustee and a sum sufficient for reimbursement of any tax or governmental charge, to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties and such assurances, including a signature guaranty, as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of a registration of transfer or exchange of any Certificates until such payment is made and proof or other information is filed, such certificates are executed or such representations and warranties are made.


                                    THE BONDS

GENERAL

         The Bonds to be purchased by each Trust will be debt securities issued by a corporation or corporations (each such corporation, a "Corporate Obligor") eligible to offer and sell securities registered on a registration statement on Form S-3 promulgated under the Securities Act of 1933, as amended (the "Act"), which Corporate Obligor will also be a reporting company under Section 12 or
Section 15(d) of the Securities Exchange Act of 1934 at the time the Bonds are deposited in the Trust. Each of the Bonds will have originally been issued in a transaction registered pursuant to the Act. The Bonds will be purchased by the Trust from the Depositor. The Bonds will have been acquired by the Depositor from PaineWebber Incorporated ("PaineWebber"). PaineWebber will have previously purchased the Bonds in the secondary market. PaineWebber will not have purchased the Bonds from the issuer thereof or any of its affiliates, and the Bonds will not have been purchased by PaineWebber as part of the initial distribution thereof. The specific terms and conditions of the Bonds to be purchased by each Trust will be set forth in the related Prospectus Supplement.


             AVAILABLE INFORMATION REGARDING THE CORPORATE OBLIGORS

         The Corporate Obligors will be corporations that at the time of deposit of Bonds into a Trust are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Corporate Obligors with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the Commission's Internet Web Site (http://www.sec.gov). If the Bonds are listed on the New York Stock Exchange, the material described above and other information with respect to the Corporate Obligor will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York.

BONDHOLDER COMMUNICATIONS

         Upon the receipt by the Trustee of any bondholder communications from a Corporate Obligor, the Trustee will transmit such communications to the beneficial owners of the Certificates (each, a "Certificateholder") upon receipt from the Corporate Obligor of assurances that the Trust's reasonable expenses will be reimbursed by the Corporate Obligor. In addition, upon receipt by the Trustee of bondholder communications from a third party (other than the Corporate Obligor), the Trustee will transmit such bondholder communications only to the Certificateholders upon receipt from such third party of assurances that the Trustee's reasonable expenses will be reimbursed by such third party. In either case, if the Trustee does not receive such assurances, then the Trustee, at the sole discretion of the Depositor and at the expense of the Trust, will transmit or cause to be transmitted any such bondholder communications to such Certificateholders.


                                 USE OF PROCEEDS

         The entire net proceeds received by the Trust from the sale of the Trust Certificates will be used to acquire the Bonds from the Depositor, which will use such proceeds to acquire the Bonds from PaineWebber. Thus, neither the Trust nor the Depositor is expected to receive any net cash proceeds from the sale of the Trust Certificates.


                                  THE DEPOSITOR

         The Depositor, a wholly owned indirect subsidiary of PaineWebber, was incorporated in the state of Delaware on November 22, 1993. The Depositor is organized for the limited purpose of acquiring Bonds from PaineWebber, forming Trusts, transferring Bonds to the Trusts, and engaging in related activities. The assets of the Depositor and its affiliates are not available to satisfy obligations of any Trust. The principal executive offices of the Depositor are located at 1285 Avenue of the Americas, New York, New York 10019.


                                THE CERTIFICATES

GENERAL

         With respect to each Trust, the Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms and conditions of the Certificates include those stated in the Trust Agreement and those made part of the Trust Agreement by reference to the TIA. The Certificates are subject to all such terms and conditions, and reference is made to the Trust Agreement and the TIA for a statement thereof. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

         Each class of Certificates of a series of Certificates issued in book-entry form will initially be represented by a single Certificate registered in the name of DTC. The Certificates will be available for purchase in minimum denominations of $25 and integral multiples of $25 in excess thereof. The Depositor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates issued in book-entry form. For Certificates initially issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to

Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL AMOUNT

         The timing, priority, amount, allocation and/or rate of distributions on the Certificates of each class of any series will be described in the related Prospectus Supplement. Distributions of interest and principal on the Certificates will be made on the dates specified in the related Prospectus Supplement. Interest on the Certificates will be calculated as specified in the related Prospectus Supplement, which may be on the basis of a 360-day year consisting of twelve 30-day months or on some other basis.


                 CERTAIN INFORMATION REGARDING THE CERTIFICATES

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates (such electronic book-entry system, the "DTC Book Entry Only System"). Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC Book Entry Only System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificateholders of book-entry Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal and interest through DTC Participants. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Certificateholders. Except for the Depositor, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificateholders will not be recognized by the Trustee as Certificateholders as such term is used in the Trust Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of and interest on Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Certificates, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their Certificate interests.

         The Physical Certificates delivered to the Trustee will be registered in the name of Cede, as nominee for DTC. The Owners, as purchasers of Certificates under the DTC Book Entry Only System, will not receive physical certificates representing their Certificates. Instead, the ownership interests of the Owners will be recorded, directly or indirectly, through the records of the respective Participants and Indirect Participants. Transfers among Owners will be accomplished through and reflected on the records of DTC and the Participants or Indirect Participants of which those Owners are customers. DTC will maintain records for the payment, transfer and exchange of Certificates held by DTC Participants on behalf of Owners, but will not make payments directly to Owners or record specific transfers of Certificates from one Owner to another.

         Payments on the Bonds that are received by the Trustee from the Issuer, including payments upon redemption of the Bonds, will be paid to DTC as the registered holder of the related Certificates. DTC, under its current practices, would credit those payments to the accounts of the Participants in accordance with their respective holdings of Certificates as shown on DTC's records. Payments by Participants and Indirect Participants to Owners will be governed by standing instructions and customary practices, and will be the responsibility of each such Participant or Indirect Participant and not of DTC or the Trustee, subject to any statutory and regulatory requirements as may be in effect from time to time.

         With respect to any Certificate, on or after each interest payment date, if the Corporate Obligor will have paid in full and the Trustee will have received the interest payment due on such interest payment date on the Bonds, the Trustee will pay to DTC as the registered holder of the Certificate as of the applicable record date, in lawful money of the United States of America, by credit of same day funds to the account of DTC, the entire amount of such interest payment, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

         With respect to any Certificate, if the Corporate Obligor will have paid in full and the Trustee will have received the principal due upon maturity of the underlying Bond, or if the Corporate Obligor will have paid in full and the Trustee will have received the principal and redemption premium, if any, payable upon the earlier redemption of such Certificate, the Trustee will pay to DTC as the registered holder of the Certificates as of the applicable record date, in lawful money of the United States of America, by credit of same day funds to the account of DTC, the entire amount of such principal and premium, if any, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

         Amounts received by the Trustee before 2:00 p.m. on any day will be credited to DTC that same day. Amounts received by the Trustee after 2:00 p.m. will be credited to DTC on the next business day.

         DTC may determine to discontinue the DTC Book Entry Only System with respect to the Certificates at any time by giving notice to the Trustee and the Depositor and discharging its responsibilities with respect thereto. In addition, the Depositor may cause the removal of DTC (or a successor or substitute depository) if the Depositor determines such removal is in the best interests of the Owners or is in the best interests of the Depositor as long as the removal will not adversely affect the Owners. If DTC (or a successor or substitute depository) is removed and the Depositor, after a good faith effort, is unable to procure the services of a successor depository, the Trustee will serve as depository of the Bonds.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interest.

         Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Certificates may be issued in book-entry or in Definitive Certificate form. Certificates initially issued in book-entry form will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or respective nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC (iii) after the occurrence of an Event of Default, holders representing at least a majority of the voting rights relating to the outstanding Certificates advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such securities, or
(iv) under the circumstances described under "--Termination of Book-Entry Registration in Connection with Suspension of Exchange Act Reporting by Corporate Obligor" below.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify DTC of its intent to make Definitive Certificates available. Upon surrender by DTC of the Physical Certificates representing the securities and receipt of instructions for re-registration, the Trustee will reissue such securities as Definitive Certificates to the holders thereof.

         Distributions of principal of, and interest on, the Definitive Certificates will thereafter be made in accordance with the procedures set forth in the related Trust Agreement directly to holders of Definitive Certificates in whose names the Definitive Certificates were registered at the close of business on the day before the related Payment Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the holders of such class.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to holders of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DEFAULTS AND REMEDIES

         With respect to each Trust, the Trust Agreement will provide that if there is an event of default (as defined in the indenture for the Bonds) with respect to the Bonds and such event of default is known to the Trustee, the Trustee will promptly give notice to DTC or, if the Certificates are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid as provided in the Trust Agreement (and in the manner and to the extent provided in TIA Section 313(c)) within ninety days after such event of default occurs. Such notice will set forth (a) the identity of the issue of Bonds, (b) the date and nature of such default, (c) the face amount of the interest or principal in default, (d) the identifying numbers of the class of Certificates, or any combination, as the case may be, evidencing the interest or principal described in the preceding clause, if applicable, and
(e) any other information that the Trustee may deem appropriate. Except in the case of a default in the payment of principal or interest, the Trustee may withhold the notice to holders of Certificates if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Certificates.

         With respect to each Trust, the Trust Agreement will provide that if
(a) default is made in the payment of any interest on any Bond when due and payable continue for the period specified in the indenture for the Bonds (or, if no such period is specified, five days), or (b) default is made in the payment of the principal of or any installment of the principal of any Bond when due and payable continue for the period specified in the indenture for the Bonds (or, if no such Period is specified, thirty days), in each case after receipt by the Corporate Obligor of notice thereof from the Trustee or receipt by the Corporate Obligor and the Trustee of notice thereof from holders of outstanding Certificates representing at least twenty five percent of the voting rights with respect to the Certificates, and the Corporate Obligor shall, after demand of the Trustee, fail to pay the Trustee the whole amount due and payable on the Bonds for Principal and interest, then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, will institute a proceeding for the collection of the sums so due and unpaid, and will prosecute such proceeding to judgment or final decree or settlement, and will enforce the same against the Corporate Obligor or other obligor upon the Bonds and collect in the manner provided by law out of the property of the Corporate Obligor or other obligor upon the Bonds, whenever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by holders of outstanding Certificates representing not less than a majority of the voting rights.

         In the event the Trustee receives money or other property in respect of the Bonds (other than scheduled payments) as a result of a payment default on the Bonds, the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates that are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than thirty days after the receipt of such moneys or other property, the Trustee will distribute such moneys or other property to the holders of the outstanding Certificates pro rata by face amount or, if there is more than one class of Certificates under the Trust Agreement, in proportion to the accreted value of each class of outstanding Certificates, and within each class pro rata by face amount.

         Interest and principal payments and premium, if any, on the Bonds, are payable solely by the Corporate Obligor.

         The Bonds may be or become subject to laws permitting bankruptcy, moratorium, reorganization or other actions that, in the event of financial difficulties of the Corporate Obligor, could result in delays in payment or in nonpayment of the Certificates related to a Bond. In such cases, the treatment accorded certain classes of Certificates may be less favorable than the treatment accorded other classes of Certificates.

         Holders of Certificates will have no recourse against the Depositor or the Trustee for payment defaults on the Bonds.

         The Depositor will be required to furnish to the Trustee not less than annually a statement as to the performance by the Depositor of its obligations under the Trust Agreement and as to any default in such performance.

ISSUANCE AND DELIVERY

         With respect to each Trust, the Trust Agreement will provide that the Depositor will, by book-entry credit or otherwise, irrevocably deliver or cause to be delivered the Bonds to the Trustee and, concurrently therewith, the Trustee will execute and deliver to the Depositor, or such person or persons as the Depositor may designate by written instruction, the classes of Certificates identified in the Trust Agreement, evidencing the aggregate amount, in authorized denominations, of the Bonds so delivered to the Trustee. No Certificate will be entitled to the benefits of the Trust Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by the Trustee by the signature of a duly authorized signatory.

TERMINATION OF TRUST AGREEMENT

         With respect to each Trust, the Trust Agreement will terminate one year following the payment upon maturity (or any earlier redemption) by the respective Corporate Obligor(s) of the entire principal amount (and any redemption premium) of the Bonds or, in the event of a default on the Bonds, one year following receipt by the holders of the Certificates of all amounts that they are entitled to receive in such a case pursuant to the Trust Agreement. Upon termination of the Trust Agreement, the Depositor will be discharged from all obligations under the Trust Agreement (other than with respect to certain expenses of the Trustee).

REPORTS TO CERTIFICATEHOLDERS

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustee will mail to each person who at any time during such calendar year has been a Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Considerations."

ACCOUNTS

         With respect to each Trust, there will be established and maintained with the Trustee one or more trust accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the related Bonds will be deposited.

DISTRIBUTIONS

         With respect to each Trust, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest on each series of Certificates entitled thereto will be made by the Trustee to the Certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Certificateholders will be set forth in the related Prospectus Supplement.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF EXCHANGE ACT REPORTING BY CORPORATE OBLIGOR

         Subsequent to the deposit of its Bonds into a Trust, a Corporate Obligor which has no class of security listed on a national securities exchange or held of record by 300 or more holders could elect to suspend its Exchange Act reporting requirements. In such event, such Corporate Obligor would no longer be required to make available under the Exchange Act the public information referred to under the caption "Available Information Regarding the Corporate Obligors". The Depositor will cause each Trust to undertake to provide, in the Trust's own Exchange Act reports for as long as such reports are required to be filed, quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to any Corporate Obligor which suspends its Exchange Act reporting requirements, to the extent such reports and information are then available to the Trust.

         If such financial statements are not available to the Trust, then, unless the Trust has earlier suspended its own Exchange Act reporting requirements for the Certificates of such series, the Certificates of such series will, by their terms, generally be required to be removed from the DTC book entry system, and definitive physical certificates representing the Certificates of such series will be issued to the beneficial owners of the Certificates of such series. Furthermore, the Corporate Obligor for the Bonds will be notified that the Bonds are held pursuant to the Trust Agreement and that the holders of the Certificates constitute record holders of the Bonds. The issuance of such definitive physical certificates representing the Certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the Bonds, requiring the Corporate Obligor to resume filing Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Exchange Act, which appears to require a Corporate Obligor with actual knowledge that its Bonds are held pursuant to a Trust Agreement to treat holders of record of certificates or other evidences of interest issued by the Trust as holders of record of the underlying Bonds.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, affecting the accuracy of the statements set forth herein.

         This summary does not purport to address all federal income tax matters that may be relevant to every investment in Certificates. For example, it deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code. It does not address tax consequences that may be relevant to particular holders subject to special treatment under federal income tax law (e.g., banks and other financial institutions, life insurance companies, dealers in securities or currencies, tax-exempt entities, taxpayers holding Certificates as a hedge, or whose "functional currency" is not the United States dollar). Except as indicated, this summary is directed to prospective purchasers in the initial offering described herein, and not to subsequent purchasers of Certificates. Consequently, purchasers of Certificates should consult their own tax advisors concerning the tax consequences to them under federal income tax law, as well as the tax law of any state, local or foreign jurisdiction, of the purchase, ownership and disposition of Certificates.

CLASSIFICATION OF THE TRUST

         Upon the issuance of each series of Certificates, Sidley & Austin will deliver an opinion to the effect that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. As a result of such classification, each Certificateholder will be treated for federal income tax purposes as an owner of an undivided beneficial ownership interest in all or a portion of the Trust assets consisting of the Bonds. As a grantor trust, the Trust will not be subject to federal income tax, although holders of Certificates will be subject to the tax treatment discussed below.

TAXATION OF CERTIFICATEHOLDERS

         TRUST ASSETS, INCOME AND EXPENSE

         Each Certificateholder will be treated as owning an undivided interest in all or specified assets of the Trust. As such, each Certificateholder will be required to report on its federal income tax return its pro-rata share of the entire gross income from such assets for the period during which it owns a Certificate, generally in accordance with such holder's applicable method of tax accounting. Because of stripped interests, market discount or original issue discount ("OID"), or premium, the amounts includible in income on account of an investment in a Certificate may differ significantly from the amounts distributable thereon.

         Consistent with its applicable method of tax accounting, a Certificateholder will be entitled to deduct its pro-rata share of fees paid or incurred by the Trust. Certificateholders who are individuals, estates or trusts will be allowed to deduct such fees subject to various limitations on itemized deductions.

         INTEREST, DISCOUNT AND PREMIUM

         For purposes of the following discussion, a Certificate representing an interest in the principal of Bonds comprising a Trust together with all interest payable thereon is referred to as an "Unstripped Certificate." A Certificate representing an undivided interest in the principal of Bonds comprising a Trust but less than all interest payable thereon is a "Stripped Bond Certificate" (including Certificates so denominated in the Prospectus Supplement as well as those denominated "Principal Certificates" therein), a Certificate representing solely an interest in interest payable on Bonds is a "Stripped Coupon Certificate" (including Certificates so denominated in the Prospectus Supplement as well as those denominated "Coupon Certificates" therein) and such Certificates collectively are "Stripped Certificates."

         UNSTRIPPED CERTIFICATES

         A purchaser of an Unstripped Certificate generally will be required to report its share of the interest income on Bonds in accordance with such purchaser's applicable method of tax accounting. Such purchaser also generally will be required to report its share of OID to the extent the Certificate evidences an interest in Bonds issued with OID. A Certificateholder required to report OID in income must do so although no cash attributable to such discount will be received until a later date.

         The amount treated as OID attributable to a Bond generally is equal to the excess of its "stated redemption price" over its "issue price." The stated redemption price of a Bond generally is the aggregate amount payable thereunder excluding any "qualified stated interest," i.e., interest payable unconditionally at least annually at a single fixed or qualifying variable rate. The Depositor anticipates that all interest payable on Bonds will be qualified stated interest. The amounts payable (including interest and redemption premium, as applicable) with respect to a callable Bond are determined with reference to the call or maturity date and call price that produces the lowest yield. The issue price of a Bond generally is the initial offering price at which a substantial amount of that particular class of Bonds was sold.

         OID is includible in income on a daily basis, based on a constant yield to maturity over the term of the related Bond. The yield to maturity of a callable Bond is determined with reference to the call or maturity date and call price that produces the lowest yield. The constant yield compounds at the end of each "accrual period," within which OID is allocated ratably to each day. The accrual periods utilized by a purchaser must each be no longer than one year, and must be such that each payment will occur at the beginning or end of an accrual period. OID attributable to Bonds bearing a variable rate of interest will be determined by assuming that such rate will remain constant from the date of issuance, while changes in the actual rate will be accounted for in the period to which they relate.

         OID may be reduced to the extent that an interest in a Bond issued with OID is acquired by a purchaser of an Unstripped Certificate with "acquisition premium." Acquisition premium is the excess of such Bond's allocable purchase price over its "adjusted issue price," which in turn is the sum of the Bond's issue price and previous accruals of OID. OID otherwise includible in income may be reduced in the proportion that the acquisition premium bears to OID remaining to be accrued on the Bond.

         To the extent that the allocable purchase price paid by a purchaser of an Unstripped Certificate for its interest in a particular Bond exceeds the holder's interest in such Bond's remaining principal balance, that interest will be acquired with amortizable bond premium. The Certificateholder may elect to amortize such premium as an offset to interest income, generally using a constant yield method compounding over the term of the Bond. A callable Bond will be treated for this purpose as maturing with reference to the call or maturity date and amount, as applicable, that produces the smallest premium. Any such election will apply to debt instruments held by the Certificateholder during the year in which the election is made, and to all debt instruments acquired thereafter.

         A purchaser of an Unstripped Certificate alternatively may acquire an interest in a Bond at a "market discount," i.e., the excess of such Bond's adjusted issue price, or its issue price in the case of a Bond issued without OID, over its allocable purchase price. If a Certificateholder acquires an interest in a Bond having market discount, the Certificateholder will be required to treat any gain on the sale of a Certificate as ordinary income to the extent of the holder's share of any previously unrecognized accrued market discount on such Bond. Moreover, such a Certificateholder may be required to defer a portion of its otherwise deductible interest expense allocable to borrowings related to the Certificate until disposing of the Certificate in a taxable transaction. A holder may elect to include market discount in income currently in lieu of treating gain as ordinary income and deferring interest deductions; any such election is irrevocable, and applies to all market discount bonds acquired during and after the year of election.

         STRIPPED CERTIFICATES

         A purchaser of a Stripped Principal Certificate or Stripped Interest Certificate will be treated as having purchased an interest in the underlying "stripped bonds" or "stripped coupons," respectively. Under the "coupon stripping" rules of the Code, such purchasers generally will be subject to the OID rules discussed above, and will be required to report their share of OID with respect to each such underlying stripped bond or stripped coupon although again no cash attributable to such discount will be received until a later date.

         The amount treated as OID attributable to a stripped bond or stripped coupon generally is equal to the excess of the "stated redemption price" over its allocable purchase price. In the case of a stripped bond, the stated redemption price generally is the aggregate amount payable thereunder; the stated redemption price of a stripped coupon is the amount payable when due. The purchase price allocable to a stripped bond or stripped coupon will be determined on the basis of their respective fair market values on the date of the Certificate purchase.

         OID is includible in income on a daily basis, based on a constant yield to maturity over the term of the related stripped bond or stripped coupon, as applicable. The constant yield compounds at the end of each "accrual period," within which OID is allocated ratably to each day. The accrual periods utilized by a purchaser must each be no longer than one year, and must be such that each payment will occur at the beginning or end of an accrual period. OID attributable to stripped Bonds bearing a variable rate of interest will be determined by assuming that such rate will remain constant from the date of stripping, while changes in the actual rate will be accounted for in the period to which they relate. In certain circumstances the OID Regulations permit a Certificateholder to recognize OID under a method that differs from that used by the Trustee.

         In the case of callable stripped bonds, the amounts payable (including interest, as applicable) and the yield to maturity are determined with reference to the call or maturity date, as applicable, that produces the lowest yield. It is unclear, however, whether such call or maturity date producing the lowest yield should be determined with or without regard to interest stripped from the stripped bond. Interest payable on a stripped bond after such date until the final maturity or actual call date should be includible in income under the purchaser's applicable method of tax accounting.

         The Internal Revenue Service ("IRS") could contend that certain Stripped Principal Certificates should be treated as having amortizable bond premium, in which case failure to make a premium amortization election could cause a holder to recognize income from such a Certificate more rapidly. Such a failure also could cause a holder to recognize more taxable income over the holding period, if the holder's basis in the Certificate attributable to such premium ultimately proved non-deductible because it resulted in capital loss. A Stripped Principal Certificate purchased at a price in excess of its face amount and treated as having a stated redemption price that excluded associated interest payments as "qualified stated interest" could be so treated, producing the foregoing possible consequences. Prospective purchasers of such Certificates should consult their own tax advisors with regard to the advisability of a premium amortization election.

         CONSTANT YIELD ELECTION

         The OID Regulations permit a Certificateholder to elect to accrue all interest, original issue discount, market discount, and premium in income as interest, based on a constant yield method. If a Certificateholder made this election for a Certificate representing an interest in Bonds having market discount, such Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all debt instruments having market discount acquired by such Certificateholder during the taxable year of the election or thereafter. Similarly, a Certificateholder making this election for a Certificate representing an interest in Bonds having amortizable bond premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having bond premium that such Certificateholder owns or acquires. Each of these elections would be irrevocable; holders considering any such election should consult their own tax advisors.

         DISPOSITION AND RETIREMENT

         Upon the sale, exchange or retirement of a Certificate, a holder will recognize taxable gain or loss in respect of its interest in each Trust asset underlying such Certificate. Such gains and losses generally will be long-term capital gains and losses if the Certificate has been held for more than one year. However, some or all gain may be treated as ordinary income (i) to the extent of any accrued and unrecognized market discount, (ii) if a Certificate is held as part of a "conversion transaction" as defined in Code section 1258, or
(iii) if a Certificateholder has made an election under Code section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Net long-term capital gains of individuals are subject to taxation at reduced capital gains tax rates, whereas capital losses of all taxpayers are subject to limited deductibility.

         Gain or loss with respect to each underlying Trust asset is equal to the difference between the allocable amount realized and the holder's allocable adjusted basis therein. The amount realized in respect of a disposition or retirement of a Certificate is allocable among the underlying Trust assets in accordance with their relative fair market values; a Certificateholder determines its basis in each such asset by allocating its purchase price among those assets on the basis of their relative fair market values as of the date of purchase. A Certificateholder's basis in its Certificate and each underlying Trust asset generally would be increased by any original issue or market discount and decreased by any premium amortization previously taken into account in determining the holder's taxable income, and further decreased by amounts paid other than qualified stated interest.

         If Certificates identified as Callable Principal Certificates or Callable Stripped Bond Certificates in any applicable Prospectus Supplement (each, the "Callable Certificates") are retired in exchange for Bonds, the holders of such Certificates should not recognize gain or loss with respect to their receipt of Bonds in exchange for their interest in the Trust.

ADDITIONAL TAX CONSIDERATIONS

         BACKUP WITHHOLDING

         Payments of interest (including OID) and principal, as well as proceeds from disposition or retirement of Certificates, may be subject to a "backup" withholding tax of 31 percent if a recipient fails to furnish to the payor certain identifying information. Certain penalties also may be imposed by the IRS on a recipient of payments who is required to supply information, but fails to do so in the proper manner.

         Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders should consult their own tax advisers with respect to qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Any amounts deducted and withheld would be allowed as a credit against such recipient's federal income tax.

         TAX INFORMATION REPORTING

         Within a reasonable time after the end of each calendar year, the Trustee will furnish each Certificateholder (DTC or other holders of definitive Certificates) such customary information as the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns. The Trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to Certificates are uncertain in various respects, there is no assurance that the IRS will agree with information reports of such items of income and expense. Moreover, even if otherwise accepted as accurate by the IRS, such information reports will be based on the original issue price of the Certificates, and in the case of Certificateholders who purchased their Certificates after their initial issuance or at a price different from the original issue price, those reports will require adjustment to account for such Certificateholders' holding periods and purchase prices. Certificateholders who hold their Certificates through DTC participants should consult the party from whom they receive tax reports concerning the Certificates to determine whether such reports reflect such adjustments. Certificateholders who hold definitive Certificates should consult their tax advisors concerning the method for making any such required adjustments.

         NON-UNITED STATES HOLDERS

         A Non-United States Holder is a beneficial owner of a Certificate other than a United States citizen or resident, a domestic partnership or corporation, or a trust or estate subject to U.S. income tax on income regardless of its source. Under present federal income and estate tax law:

                  (a) No withholding of federal income tax will be required with respect to the payment of interest or OID attributable to a Certificate owned by a Non-United States Holder, provided that such holder (i) does not actually or constructively own 10 percent or more of any issuer of Bonds, (ii) is not a controlled foreign corporation related to any such issuer, and (iii) in accordance with specified procedures, supplies the person otherwise required to withhold with a certification to the effect that the beneficial owner is not a United States person, citizen or resident. In certain circumstances, the requisite certification may be provided by or through a bank or other financial institution.

                  (b) No withholding of federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale, exchange or retirement of a Certificate, except gains realized by certain nonresident alien individuals present in the United States for 183 days or more during the taxable year.

                  (c) A Certificate beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to federal estate tax as a result of such individual's death, provided that the payments with respect to such

                           Certificate are not effectively connected with a United States trade or business of such individual.

         Notwithstanding the foregoing, Non-United States Holders may be subject to income tax withholding and estate taxation with respect to any Bonds that were issued before July 19, 1984. Further, a Non-United States Holder engaged in a trade or business within the United States whose income from a Certificate is effectively connected with that trade or business generally will be subject to regular United States federal income tax on such income and gain in the same manner as if it were a United States holder. In addition, if such a Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for the taxable year, subject to adjustments.

          Backup withholding will not apply to payments on a Certificate to a Non-United States Holder if the holder has certified as to its foreign status under penalty of perjury (or has otherwise established an exemption) and certain other requirements are met. Payments on the sale, exchange or other disposition of a Certificate to or through a foreign office of a broker will not be subject to back-up withholding; payments to or through the United States office of a broker will be subject to backup withholding unless the Non-United States Holder makes the certification or otherwise establishes an exemption under the conditions previously described.

         Non-United States Holders should consult their own tax advisors regarding the application of United States federal income tax law to their particular situations.

STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction. Therefore, prospective purchasers should consult their own tax advisors with respect to such matters.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         Summarized below are certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986 (the "Code"), that a fiduciary of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in and subject to Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Certificates (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). Furthermore, all potential investors in Certificates should read the following summary because it describes certain issues that could affect the Trust as a consequence of Plans investing in Certificates. The following summary is intended only to be a summary of certain issues under ERISA and Section 4975 of the Code which are likely to be raised by an investor's own counsel.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans," Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans. For the purposes of the following discussion, the term "Plan" also includes any entity whose assets constitute assets of any Plan for purposes of Title I of ERISA or Section 4975 of the Code as discussed in the "Plan Assets" section of this summary below, and the term "Plan Fiduciary" includes any person who is a fiduciary with respect to any such entity that is a Plan.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in Certificates, including the role that an investment in Certificates plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in Certificates, must be satisfied that an investment in Certificates is a prudent investment for the Plan, that the investments of the Plan, including the investment in Certificates, are diversified so as to minimize the risks of large losses and that an investment in Certificates complies with the Plan and related trust documents.

         Each Plan considering acquiring Certificates should consult its own legal and tax advisors before doing so.

EXEMPT PLANS

         ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.

PLAN ASSETS

         When a Plan invests in a Certificate, not only does the Certificate become an asset of the Plan, but, unless an exception applies, the investment in a Certificate by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the Bonds owned by the related Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity (such as the Trust) will cause the underlying assets of the entity to be treated as assets of that Plan for purposes of Title I of ERISA and Section 4975 of the Code ("plan assets"). The DOL Regulation provides, with respect to a Plan's purchase of an equity interest, such as a Certificate, of an entity, that the assets of the entity will be plan assets of the Plan unless (i) the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"), (ii) the investment by all "benefit plan investors" is not "significant" (the "Participation Exception") or (iii) certain other exceptions, not relevant here, apply.

         The Publicly-Offered Security Exception applies if the equity interest purchased by the Plan is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. The DOL Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The DOL Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor; (ii) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (iii) any restriction on, or prohibition against, any transfer or assignment which would violate any state or federal statute, regulation, court order, judicial decree or rule of law; (iv) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued that security; or (v) any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment. Under the DOL Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other, but a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer. It is anticipated that for certain series of Certificates, one or more classes of Certificates in those series will satisfy the Publicly-Offered Security Exception. The Prospectus Supplement for each series of Certificates will specify whether any or all classes of Certificates in such series are expected to satisfy the Publicly-Offered Security Exception.

         The Participation Exception applies with respect to the assets of an entity in which a Plan purchases an equity interest if, immediately after the most recent acquisition of any interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by "benefit plan investors" on such date, determined by not including the investments (a) of persons with discretionary authority or control over the assets of such entity,
(b) of any person who provides investment advice for a fee (direct or indirect) with respect to such assets and (c) of "affiliates" (within the meaning of the DOL Regulation) of such persons. For this purpose, the term "benefit plan investors" includes all plans and accounts of the types described above under "--General" as employee benefit plans or plans, whether or not subject to ERISA or Section 4975 of the Code, as well as entities whose assets constitute plan assets due to investments made in such entities by any such plans or accounts. Generally, for any class or series of Certificates there is no restriction on the percentage of the value of that class or series of Certificates that may be owned by benefit plan investors and, thus, usually there is no assurance that investment by benefit plan investors will not be significant. Accordingly, it is not expected that the Participation Exception will apply with respect to any series of Certificates.

         Therefore, unless the Prospectus Supplement for any particular series of Certificates specifies that the Participation Exception or the Publicly-Offered Security Exception is expected to apply to such Certificates, it should be assumed that the Bonds owned by the Trust to which the Certificates relate will be treated as plan assets of Plans that invest in such Certificates.

         In addition, it should be noted that ERISA and the Code may place restrictions on the purchase of Certificates by insurance companies. In particular, insurance companies considering the purchase of Certificates should consult their own counsel with respect to the United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and any subsequent legislation or other guidance that has or may become available relating to that decision, including the retroactive and prospective exemptive relief granted by the DOL for transactions involving insurance company general accounts in prohibited transaction class exemption 95-60, Section 401(c) of ERISA and regulations issued under Section 401(c) of ERISA.

PROHIBITED TRANSACTIONS

         Section 406 of ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory or administrative exemption applies to the transaction. For instance, Section 406 of ERISA prohibits a "party in interest" with respect to a Plan from selling a Certificate to such Plan unless a statutory or administrative exemption applies. In addition, if the Bonds are plan assets,
Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" with respect to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975 of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an individual retirement account that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires rescission of such transactions.

         PaineWebber, the Depositor, the Trustee, the Corporate Obligor of the Bonds owned by the Trust to which a Certificate relates, and certain other persons and certain affiliates thereof might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of an investment in Certificates by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code unless an exemption described below or some other exemption is available. In particular, the sale by PaineWebber to such a Plan of a Certificate regardless of whether the related Bonds are plan assets, and the services provided by the Trustee to the Trust or the loans from the Trust to the issuer(s) of the related Bonds if the related Bonds are plan assets, would appear in certain circumstances to be prohibited transactions unless an exemption applies.

         There are numerous exemptions to the prohibited transaction restrictions of Section 406 of ERISA and Section 4975 of the Code, and the applicability of any particular exemption depends upon the circumstances. An investment in a Certificate may not be purchased by or on behalf of a Plan unless (i) the Prospectus Supplement governing the Certificate provides that the Participation Exception or Publicly-Offered Security Exception applies to such Certificate or (ii) a prohibited transaction exemption (such as one of the following Prohibited Transaction Class Exemptions ("PTCEs")) applies and the conditions thereof are satisfied:

         i. PTCE 84-14, which provides an exemption if the purchase is made on behalf of the Plan by a "qualified professional asset manager." In general, a qualified professional asset manager is an investment adviser registered under the Investment Advisers Act of 1940, a bank, as defined in such Act or an insurance company, each of which meets a certain financial requirements.

         ii. PTCE 90-1, which provides an exemption if the purchase is made on behalf of an insurance company pooled separate account in which the assets of no Plan (when aggregated with the assets of any other Plan maintained by the same employer or employee organization) in the pooled separate account exceed 10% of the total assets in the pooled separate account.

         iii. PTCE 91-38, which provides an exemption if the purchase is made on behalf of a bank collective investment fund in which the interest of no Plan (when aggregated with the interests of any other Plan maintained by the same employer or employee organization) in the collective investment fund exceeds 10% of the total assets in the collective investment fund.

         iv. PTCE 95-60, which provides an exemption if the purchase is made on behalf of an insurance company general account in which the reserves and liabilities held by no Plan (when aggregated with the reserves and liabilities of any other Plan maintained by the same employer, an affiliate thereof or the same employee organization) in the insurance company general account exceed 10% of the total reserves and liabilities of the general account plus surplus.

         v. PTCE 96-23, which provides an exemption if the purchase is made on behalf of the Plan by an "in-house asset manager." In general, an in-house asset manager is a subsidiary of a Plan sponsor or of such Plan sponsor's parent corporation or a membership nonprofit corporation the majority of whose members are officers of a Plan sponsor or of such Plan sponsor's parent corporation, each of which meets certain financial requirements.

         The PTCEs described above contain numerous technical requirements that must be satisfied as a condition of reliance thereon and may not provide relief for all transactions involving the Bonds, even if they would otherwise apply to a purchase of a Certificate by a Plan. Before purchasing a Certificate, a Plan Fiduciary should consult with its legal counsel and determine whether there exists any prohibition to the acquisition and continued ownership of such Certificate. In particular, a Plan Fiduciary should determine whether PaineWebber, the Corporate Obligor of the Bonds owned by the Trust to which the Certificate relates, the Trustee or the Depositor are parties in interest with respect to the Plan and whether any prohibited transaction exemptions, such as PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, apply.


INELIGIBLE PURCHASERS

         Regardless of whether the Participation Exception, the Publicly-Offered Security Exception or the PTCEs described above apply, a Plan generally may not purchase a Certificate if PaineWebber, the Depositor, the Trustee, the Corporate Obligor of the related Bonds, or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such Plan assets;
(b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan.

         BY ITS PURCHASE OF A CERTIFICATE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT ITS ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATE DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND, TO THE EXTENT THAT THE RELATED BONDS CONSTITUTE "PLAN ASSETS," THE TRANSACTIONS INVOLVING THE RELATED BONDS WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT

PROHIBITED TRANSACTION AS A RESULT OF SUCH PURCHASER'S ACQUISITION OR OWNERSHIP OF SUCH CERTIFICATES.

         EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds, if any, to the Trust or the Depositor from such sale.

         Any Certificates acquired by PaineWebber as underwriter will be acquired by PaineWebber for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. If any underwriters other than PaineWebber participate as co-managers in the distribution of the Certificates of a particular series, their names and PaineWebber's will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with any sale of the Certificates in which PaineWebber is not the sole underwriter, the other underwriters may receive compensation from PaineWebber or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from PaineWebber and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis), and that the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Depositor and PaineWebber by Sidley & Austin, counsel to the Depositor and PaineWebber.

                                 INDEX OF TERMS

Act.......................................................................7, 11
Bonds......................................................................2, 6
Callable Certificates........................................................22
Cede..........................................................................3
Certificateholder............................................................11
Certificates..................................................................1
Code..................................................................8, 18, 24
Commission....................................................................3
Corporate Obligor............................................................11
Coupon Certificates..........................................................19
Definitive Certificates......................................................15
Depositor.....................................................................2
DOL..........................................................................25
DOL Regulation............................................................8, 25
DTC...........................................................................2
DTC Book Entry Only System...................................................13
ERISA.....................................................................8, 24
Exchange Act..................................................................3
Index of Terms................................................................6
Indirect Participants........................................................13
IRS..........................................................................21
Issuance Date.................................................................7
OID..........................................................................19
PaineWebber...............................................................7, 11
Participation Exception......................................................25
Plan..........................................................................8
plan assets..................................................................25
Plan Fiduciaries.............................................................24
Plans........................................................................24
Principal Certificates.......................................................19
Prospectus Supplement.........................................................1
PTCEs........................................................................27
Publicly-Offered Security Exception..........................................25
Rating Agency.................................................................9
Registration Statement........................................................3
Rules........................................................................13
Securities Act................................................................3
Stripped Bond Certificate....................................................19
Stripped Certificates........................................................19
Stripped Coupon Certificate..................................................19
TIA..........................................................................10
Trust.........................................................................1
Trust Agreement...............................................................2
Trust Property...............................................................10
Trustee.......................................................................2
Unstripped Certificate.......................................................19

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                                CABCO TRUST FOR

                              BELLSOUTH DEBENTURES

                          1,800,000 TRUST CERTIFICATES

                  (PRINCIPAL AMOUNT $25 PER TRUST CERTIFICATE)

                 ----------------------------------------------

                             PROSPECTUS SUPPLEMENT
                 ----------------------------------------------

                            PAINEWEBBER INCORPORATED

                              SALOMON SMITH BARNEY

                                  MAY 5, 1999

UNTIL AUGUST 5, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
  WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A
   PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT
                  TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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